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                                                                      EXHIBIT 21

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SUBSIDIARIES OF QWEST COMMUNICATIONS INTERNATIONAL INC.     JURISDICTION OF INCORPORATION
1056974 Ontario, Inc.                                       Ontario
1200 Landmark Center Condominium Association                Nebraska
Block 142 Parking Garage Association                        Colorado
El Paso County Telephone Company                            Colorado
LCI International CA, Inc.                                  Delaware
LCI International of Virginia, Inc.                         Virginia
LCI International Telecom Corp.                             Delaware
LCI International, Inc.                                     Delaware
Lightwave Spectrum, Inc.                                    Delaware
Malheur Home Telephone Company                              Oregon
Opticom S.A. de C.V.                                        Mexico
Phoenix Network, Inc.                                       Delaware
Qwest Advanced Technologies, Inc.                           Colorado
Qwest (Asia) Limited                                        Hong Kong
Qwest Asset Management Company                              Colorado
Qwest B.V.                                                  Netherlands
Qwest Broadband Services, Inc.                              Delaware
Qwest Business Resources, Inc.                              Colorado
Qwest Capital Funding, Inc.                                 Colorado
Qwest Communications Corporation                            Delaware
Qwest Communications Corporation of Virginia                Virginia
Qwest Corporation                                           Colorado
Qwest Cyber Solutions LLC                                   Delaware
Qwest Database Services, Inc.                               Colorado
Qwest Dex Holdings, Inc.                                    Delaware
Qwest Dex, Inc.                                             Colorado
Qwest Digital Media, LLC                                    Delaware
Qwest Foundation                                            Colorado
Qwest Government Services, Inc.                             Colorado
Qwest Hong Kong, LLC                                        Delaware
Qwest Information Technologies, Inc.                        Colorado
Qwest Internet Solutions, Inc.                              Delaware
Qwest Interprise America, Inc.                              Colorado
Qwest Interprise America of Virginia, Inc.                  Virginia
Qwest Investment Company                                    Delaware
Qwest IP Holdings, Inc.                                     Delaware
Qwest Japan, Inc.                                           Delaware
Qwest Communications International Ltd.                     United Kingdom
Qwest Long Distance, Inc.                                   Colorado
Qwest N Limited Partnership                                 Delaware
Qwest Services Corporation                                  Colorado
Qwest Transoceanic, Inc.                                    Delaware
Qwest Wireless, LLC                                         Delaware
Servicios Derecho de Via S.A.de C.V.                        Mexico
Training Partnerships, Inc.                                 Colorado
Transoceanic Operations, Inc.                               Delaware
TW Wireless, LLC                                            Delaware
USLD Communications Corp.                                   Delaware
USLD Communications, Inc.                                   Texas
Vicorp.com                                                  Delaware
Vicorp.com International                                    Delaware
Western Re, Inc.                                            Vermont
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